UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2024

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

290 Park Ave South, 14th Floor New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 31, 2024, Flutter Entertainment plc (the “Company”) released, via the Regulatory News Service in London (the “RNS”), an announcement (the “RNS Announcement”) stating that its primary listing is on the New York Stock Exchange (the “NYSE”), effective May 31, 2024, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. This follows the transfer of the Company’s listing category on the Official List of the United Kingdom Financial Conduct Authority from “Premium Listing (commercial company)” to “Standard Listing (shares)” as of 8:00 a.m. BST / 3:00 a.m. ET on May 31, 2024. The Company’s shares remain eligible for and continue to trade on the Main Market of the London Stock Exchange (the “LSE”) on the Standard Listing segment. The RNS Announcement was made in order to comply with disclosure requirements pursuant to the United Kingdom Financial Conduct Authority’s Disclosure Guidance and Transparency Rules.

On May 31, 2024, the Company also released, via the RNS, an additional announcement regarding a change of the Company’s Chief Financial Officer, which is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	RNS Announcement regarding primary listing, dated May 31, 2024

99.2	RNS Announcement regarding directorate/CFO change, dated May 31, 2024

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: May 31, 2024	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	General Counsel and Company Secretary